Exhibit 21.1

                              SUBSIDIARY LIST (1)
                        Ball Corporation and Subsidiaries

The following is a list of subsidiaries of Ball Corporation (an Indiana Corporation).

                                                                        State or Country
                                                                        of Incorporation           Percentage
   Name                                                                  or Organization         Ownership (2)
   Ball Capital Corp.                                                       Colorado                 100%
   Ball Packaging Corp.                                                     Colorado                 100%
     Ball Asia Pacific Limited                                              Colorado                 100%
     Ball Plastic Container Corp.                                           Colorado                 100%
     Ball Metal Food Container Corp.                                        Delaware                 100%
     Ball Metal Beverage Container Corp.                                    Colorado                 100%
       Latas de Aluminio Ball, Inc.                                         Delaware                 100%
     Ball Metal Packaging Sales Corp.                                       Colorado                 100%
   Ball Aerospace & Technologies Corp.                                      Delaware                 100%
     Ball Aerospace - (Australia), Pty Ltd.                                 Australia                100%
     Ball Systems Technology Limited                                     United Kingdom              100%
     Ball Technology Services Corporation                                  California                100%
   Ball Packaging Products Canada Inc.                                       Canada                  100%
   FTB Packaging Limited                                                    Hong Kong                 97%
     Beijing FTB Packaging Limited                                             PRC                    82%
     FTB Tooling & Engineering Ltd.                                         Hong Kong                 97%
     Fully Tech Industrial Ltd.                                             Hong Kong                 98%
     Greater China Trading Ltd.                                          Cayman Islands               97%
     Hubei FTB Packaging Limited                                               PRC                    89%
     Ningbo FTB Can Company Limited                                            PRC                    73%
     Xi'an Kunlun FTB Packaging Limited                                        PRC                    58%
     Zhuhai FTB Packaging Limited                                              PRC                    73%
     M.C. Packaging (Hong Kong) Limited                                     Hong Kong                 97%
       MCP Beverage Packaging Limited                                       Hong Kong                 97%
       MCP Industries Limited                                               Hong Kong                 97%
       Plasco Limited                                                       Hong Kong                 68%
       Hainan M.C. Packaging Limited                                           PRC                    87%
       Panyu MCP Industries Limited                                            PRC                    87%
       Shenzhen M.C. Packaging Limited                                         PRC                    58%
       Tianjin M.C. Packaging Limited                                          PRC                    78%
       Hemei Containers (Tianjin) Co. Ltd.                                     PRC                    66%
       Suzhou M.C. Beverage Packaging Co. Ltd.                                 PRC                    53%
       Tianjin MCP Cap Manufacture Company Limited                             PRC                    78%
       Tianjin MCP Industries Limited                                          PRC                    78%
       Zhongfu (Taicang) Plastics Products Co. Ltd.                            PRC                    68%
   GPT Global Packaging Technology AB                                        Sweden                  100%

The following is a list of affiliates of Ball Corporation included in the financial statements under the equity and cost accounting methods:

                                                                             State or Country
                                                                             of Incorporation        Percentage
   Name                                                                      or Organization       Ownership (2)
   EarthWatch Incorporated                                                       Delaware                47%
   San Miguel Yamamura Ball Corp.                                              Philippines                6%
   Lam Soon-Ball Yamamura                                                         Taiwan                  8%
   Latapack-Ball Embalagens Ltda.                                                 Brazil                 50%
   Centrotampa Embalagens Ltda.                                                   Brazil                 50%
   Thai Beverage Can Ltd.                                                        Thailand                40%

The following are owned indirectly through FTB Packaging Limited and M. C. Packaging (Hong Kong) Limited:


   Sanshui Jianlibao FTB Packaging Limited                                         PRC                   34%
   Zhongshan Yedao Drinks Limited                                                  PRC                   25%
   Norinco-MCP (Hong Kong) Limited                                              Hong Kong                25%
   Guangzhou M.C. Packaging Limited                                                PRC                   29%
   Maoming Norinco MCP Company Limited                                             PRC                   22%
   Qindao M.C. Packaging Limited                                                   PRC                   39%
   Richmond Systempak Limited                                                   Hong Kong                32%
   Shenzhen Norinco-MCP Company Limited                                            PRC                   29%
   Beijing Shente Container Co. Ltd.                                               PRC                   22%
   Hangzhou Cofco-M.C. Packaging Company Limited                                   PRC                   24%

(1) In accordance with Regulation S-K, Item 601(b)(22)(ii), the names of certain subsidiaries have been omitted from the foregoing lists. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in Regulation S-X, Rule 1-02(v).
(2) Represents the Registrant's direct and/or indirect ownership in each of the subsidiaries' voting capital share.